UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 17, 2015

THE JOINT CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36724	90-0544160
(State or other jurisdiction	(Commission file	(IRS employer
of incorporation)	number)	identification number)

16767 N. Perimeter Drive, Suite 240

Scottsdale, AZ 85260

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(480) 245-5960

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 17, 2015, the Company entered into an Asset and Franchise Purchase Agreement (the “Purchase Agreement”) between the Company and Roth & Pelan Enterprises, LLC, a Nebraska limited liability company (“Seller”), Timothy Roth, an individual (a “Member”), Blue Sky & Sunny Days, Inc., an Arizona corporation (a “Member”), and Thomas Pelan (“a “Member”).

Pursuant to the Purchase Agreement, the Company repurchased two operating franchises located in Phoenix and Tucson, Arizona, respectively, and the equipment, leasehold improvements, inventory, supplies and other assets used in the operation of the repurchased franchises (the “Transaction”). The total consideration for the Transaction was $935,000, subject to certain adjustments, which was funded from the proceeds of the Company’s recent initial public offering (IPO). The Company intends to operate the two franchises as Company-owned clinics.

The foregoing description of the Transaction does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1

Asset and Franchise Purchase Agreement dated February 17, 2015 by and among The Joint Corp., Roth & Pelan Enterprises, LLC, Timothy Roth, Blue Sky & Sunny Days, Inc., and Thomas Pelan

The registrant hereby agrees to supplementally furnish to the U.S. Securities and Exchange Commission upon request a copy of any omitted schedule or exhibit to the Asset and Franchise Purchase Agreement.

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 19, 2015.
The Joint Corp.

	By	/s/John B. Richards
John B. Richards
Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description

10.1	Asset and Franchise Purchase Agreement dated February 17, 2015 by and among The Joint Corp., Roth & Pelan Enterprises, LLC, Timothy Roth, Blue Sky & Sunny Days, Inc., and Thomas Pelan

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